                                                                   EXHIBIT 10.27

               SETTLEMENT AGREEMENT RE: PHARMACY SUPPLY CONTRACTS

         This "Settlement Agreement Re: Pharmacy Supply Contracts" ("Agreement") is entered into as of October 9, 2001, by and among Mariner Post-Acute Network, Inc. ("MPAN"), for itself and on behalf of each of its affiliates ("Affiliates," as the term "affiliate" is defined in section 101(2) of title 11 of the United States Code (the "Bankruptcy Code")) (collectively, with MPAN, the "MPAN Group") which has engaged in the past or is presently engaged in the purchase of pharmaceutical products and services ("Pharmacy Products and Services") from any member of the NeighborCare Group (as hereafter defined) on the one hand, and NeighborCare Pharmacy Services, Inc., for itself and on behalf of each of its Affiliates which has engaged in the past or is presently engaged in the sale or supply of Pharmacy Products and Services to any member of the MPAN Group (collectively, with NeighborCare, the "NeighborCare Group") on the other hand, with each of the foregoing hereinafter referred to collectively as the "Parties" and individually as a "Party", with reference to the following facts and recitals:

                                    RECITALS

         A. MPAN and the other members of the MPAN Group are debtors and debtors in possession in cases pending under in chapter 11 of the Bankruptcy Code, Case Nos. 00-00113 through 00-00214, which cases are jointly administered and consolidated for procedural purposes only under Case No. 00-00113 (collectively, the "MPAN Bankruptcy Case") pending in the United States Bankruptcy Court for the District of Delaware (the "MPAN Bankruptcy Court"), having filed their voluntary petitions on January 18, 2000 (the "MPAN Petition Date").

         B. NeighborCare and the other members of the NeighborCare Group are the revested debtors in cases pending under chapter 11 of Bankruptcy Code, Case Nos. 00-2691 (JHW) through 00-2836 (JHW), which cases are jointly administered and consolidated for procedural purposes only under Case
No. 00-2692 (JHW) (collectively, the "NeighborCare Bankruptcy Case") pending in the United States Bankruptcy Court for the District of Delaware (the "NeighborCare Bankruptcy Court"), having confirmed their plan of reorganization on September 20, 2001, the effective date of which occurred on October 2, 2001.

         C. On the MPAN Petition Date, members of the MPAN Group and members of the NeighborCare Group were parties to numerous executory contracts, including, without limitation, an Omnibus Reconciliation Services Agreement ("ORSA"), various pharmaceutical supply agreements, whether or not in the form appended to the ORSA, and various pharmaceutical consultant agreements, whether or not in the form appended to the ORSA (collectively, including all executory contracts and all other rights, duties and obligations among the MPAN Group on the one hand and the NeighborCare Group on the other hand, the "Contracts"), whereby members of the

NeighborCare Group supplied members of the MPAN Group with Pharmacy Products and Services. The Contracts were assumed in the NeighborCare Bankruptcy Case; however, to date, the Contracts have not been assumed or rejected in the MPAN Bankruptcy Case.

         D. In connection with the performance by the NeighborCare Group and the MPAN Group under the Contracts prior to the MPAN Petition Date, the NeighborCare Group asserts monetary defaults in the aggregate amount of approximately $22.5 million, which amount the MPAN Group believes exceeds the amount owing under the Contracts.

         E. The NeighborCare Group additionally asserts administrative and pre-petition claims in the MPAN Bankruptcy Case for liquidated damages under the Contracts arising from the activities of the MPAN Group both prior and subsequent to the MPAN Petition Date relating to the closure or divestiture of operating locations. The MPAN Group has not paid any such liquidated damage claims to NeighborCare and disputes the allowability of such claims as a cost of administration in the MPAN Bankruptcy Case.

         F. Members of the NeighborCare Group have filed numerous proofs of claims in the MPAN Bankruptcy Case, including, without limitation, those claims set forth on Schedule 1 hereto (collectively, the "NeighborCare Claims").

         G. The NeighborCare Group has continued to provide Pharmacy Products and Services to the MPAN Group following the MPAN Petition Date at the prices and on the terms established by the Contracts. The MPAN Group has paid the NeighborCare Group for such shipments within standard business terms.

         H. NeighborCare, for an on behalf of the NeighborCare Group, has filed a motion (the "NeighborCare Motion") in the MPAN Bankruptcy Case to (1) compel assumption or rejection of the Contracts; (2) allow an administrative claim; and (3) compel immediate payment thereof. MPAN has not yet filed the reply of the MPAN Group to the Motion. The response and hearing dates on the NeighborCare Motion have been continued from time to time.

         I. The alternatives to entry into this Agreement are outright assumption or rejection of the Contracts by the MPAN Group. The MPAN Group has indicated that it will not assume the Contracts except as provided in this Agreement. This Agreement is preferable to rejection of the Contracts because the resolution of all outstanding claims and disputes relating to the Contracts and the Motion will (A) avoid the costly and disruptive process that could be occasioned by a transition to a new supplier of Pharmacy Products and Services,
(B) provide an uninterrupted supply of Pharmacy Products and Services to the MPAN Group and its patients, and (C) avoid costly litigation over (1) the continuation of services by the NeighborCare Group pending transition to a new supplier, (2) the NeighborCare Group's right to critical vendor funds, (3) the NeighborCare Group's prepetition claims for (a) arrearages due under the Contracts, (b) breach of the Contracts, and (c) liquidated damages, and (4) the appropriate amount of any administrative claim due NeighborCare as a result of its asserted claim for liquidated damages and based on the Pharmacy Products and Services delivered after the MPAN Petition Date.

                NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

                                   AGREEMENT

         1. Assumption Of Contracts, As Modified; Transition Of Part B Business; Rights Upon Assignment And Termination. On the Effective Date (as defined in Paragraph 15 hereof):

                  a. Assumption of Contracts, As Modified. The MPAN Group and the NeighborCare Group shall execute and deliver amended and restated contracts relating only to the MPAN facilities which are presently serviced by the NeighborCare Group under the Contracts in the form attached hereto as Exhibit "A" (the "Pharmacy Dispensing Services Agreement"), as Exhibit "B" (the Consultant Pharmacist Agreement") and as Exhibit "C" (the "Service Agreement") (collectively, the "Amended And Restated Contracts"), which Amended And Restated Contracts shall then be assumed in the MPAN Bankruptcy Case and shall replace and supersede in their entirety any and all of the Contracts, which thereupon shall be of no further force or effect except as provided for herein. Schedule 2 hereto identifies (1) the MPAN facilities which are presently serviced by the NeighborCare Group (each a "Contracting Facility"); (2) the particular member of the MPAN Group that will enter into the Amended And Restated Contracts for each such facility; and (3) the particular member of the NeighborCare Group that will enter into the Amended And Restated Contracts for each such facility.

                  b. Cure Of Defaults; Adequate Assurance Of Future Performance. The MPAN Group and the NeighborCare Group each agree that in connection with MPAN's assumption of the Amended And Restated Contracts, except as provided in Paragraph 2 hereof, there are no monetary defaults that require cure or compensation; accordingly, the Parties agree that the requirements of sections 365(b)(1)(A) and (B) of the Bankruptcy Code shall be deemed satisfied in connection with the Amended and Restated Contracts. Further, the NeighborCare Group agrees that assumption of the Amended and Restated Contracts by members of the MPAN Group provides the NeighborCare Group with adequate assurance of future performance in satisfaction of the requirements of section 365(b)(1)(C) of the Bankruptcy Code.

                  c. Part B Transition. Notwithstanding the execution of the Service Agreement, Exhibit "C" hereto, members of the MPAN Group shall be entitled to terminate such services without liability and transition the services back to members of the MPAN group at a rate not to exceed ten facilities per month. Upon termination of a Service Agreement for a particular facility, the term "Amended and Restated Contracts" as it relates to such facility shall mean only the Pharmacy Dispensing Services Agreement and the Consultant Pharmacist Agreement applicable to such facility. The MPAN Group shall not be entitled to terminate the Pharmacy Dispensing Services Agreement or the Consultant Pharmacist Agreement except as set forth in those respective agreements or as provided for in this Agreement.

                  d. Assignment of Contracts. If a member of the MPAN Group transitions operations at a Contracting Facility to a new operator by any means, including without limitation, by sale, lease rejection or termination combined with an operations transfer agreement, or sublease, then such member of the MPAN Group shall use its commercially reasonable efforts to assign to the new operator the Amended and Restated Contracts applicable to such facility, subject to the consent of the contracting member of the NeighborCare Group, which consent shall not be unreasonably withheld. Any such assignment shall relieve the member of the MPAN Group from any further liability thereunder except for amounts payable under the Amended and Restated Contracts for goods sold, services rendered and other claims and charges attributable to the period prior to the effective date of the assignment of the Amended and Restated Contracts.

                  e. Liquidated Damages. A Contracting Facility may terminate its Amended and Restated Contracts in connection with (i) a sale, divestiture or other disposition of the Contracting Facility to a third party which is not then an Affiliate of MPAN; (ii) the rejection of the real property lease applicable to the Contracting Facility in one of the pending chapter 11 cases of MPAN or one of its Affiliates; or (iii) the closure of cessation of operations of the Contracting Facility, at which point it shall no longer be counted as a Contracting Facility under this Agreement; provided, however, that as of the first day of each calendar month through the initial term of the Amended and Restated Contracts (the "Calculation Period") on which date there are less than 53 remaining Contracting Facilities (the "Mariner Facilities Threshold") MPAN shall promptly pay NeighborCare for the benefit of the members of the NeighborCare Group which were parties to the terminated Amended and Restated Contracts liquidated damages monthly in an amount equal to the product of (i) $12,500 multiplied by (ii) the number by which the then-existing number of Contracting Facilities is less than the Mariner Facilities Threshold; provided, however, that the payment of such liquidated damages will continue only for such period as would have remained on the Amended and Restated Contracts to which each former Contracting Facility was a party had such Amended and Restated Contracts not been terminated. For the purposes of calculating liquidated damages pursuant to the preceding sentence, if the successor operator (if any) of a Contracting Facility either: (x) assumes the Pharmacy Dispensing Services

Agreement in effect at such Contracting Facility, or (y) enters into agreements with a member of the NeighborCare Group, or an Affiliate thereof, with a term of one year or more (or a shorter period if less than one year remains on the terminated Pharmacy Dispensing Services Agreement, provided that the term of the new Pharmacy Dispensing Services Agreement is coterminous with that which remained on the terminated Pharmacy Dispensing Services Agreement) for the provision of the services provided under the Pharmacy Dispensing Services Agreement, then such facility in the hands of the new operator shall continue to be counted as a Contracting Facility. In addition, the number of Contracting Facilities shall be increased by each facility owned, managed, or operated by any member of the MPAN Group or any of their Affiliates which: (1) (a) is not currently subject to the Amended and Restated Contracts, or (b) does not currently receive the types of services provided under the Amended and Restated Contracts from any member of the NeighborCare Group or any Affiliate thereof,
(2) (s) enters into a Pharmacy Dispensing Services Agreement, or (t) enters into an agreement with a member of the NeighborCare Group, or an Affiliate thereof, for the provision of the services provided under the Pharmacy Dispensing Services Agreement which is coterminous with the terminated Pharmacy Dispensing Services Agreement which such contract is intended to replace, and (3) specifically declares solely under this Agreement that the contractual arrangements described in (s) or (t) above are intended to increase the number of Contracting Facilities for purposes of calculation of liquidated damages solely under this Paragraph. The Parties acknowledge and agree that the damages which the NeighborCare Group would suffer upon the termination of the Amended and Restated Contracts would be difficult to calculate, and that the liquidated damages set forth herein represent the Parties' reasonable estimate of the actual damages that would be incurred by the NeighborCare Group in the event of any such termination. The liquidated damages payable under this subparagraph shall be in addition to amounts payable under the Amended and Restated Contracts for goods sold, services rendered and other claims and charges attributable to the period prior to the effective date of the termination of the Amended and Restated Contracts. MPAN shall have no obligation to pay any liquidated damages pursuant to this section following the Calculation Period.

         2. Cure; Withdrawal of Claims; Allowance of General Unsecured Non-Priority Claims In Favor of NeighborCare Group. On the Effective Date:

                  a. In full and complete satisfaction of all disputes and claims arising prior to the MPAN Petition Date among the members of the MPAN Group on the one hand and the members of the NeighborCare Group on the other hand by reason of, arising from, relating to, or in connection with the Contracts, the delivery of Pharmacy Products and Services, or otherwise, including, without limitation, claims for unpaid invoices, accounts receivables, late charges, attorneys' fees, liquidated damages for the closure of MPAN facilities, and any cure and compensation required to be paid in connection with the assumption of the Amended and Restated Contracts pursuant to section 365(b)(1)(A) and (B) of the Bankruptcy Code, Claim No. 004773 shall be allowed as a general unsecured, non-priority claim in the MPAN Bankruptcy Case in the name of NeighborCare, for and on behalf of the NeighborCare Group, in the amount of $6,000,000.00, which allowed claim can be allocated among the members of the MPAN Group in the discretion of NeighborCare; provided, however, that
(i) the amount allowed against any member of the MPAN Group shall not exceed the amount of the proof of claim originally filed by the NeighborCare Group against such member of the MPAN Group, and (ii) the NeighborCare Group shall not oppose the substantive consolidation of the members of the MPAN Group or the collective treatment under a plan of reorganization of all claims allowed against the members of the MPAN Group.

                  b. With the exception of claims for amounts due but unpaid under the Contracts for Pharmacy Products and Services actually delivered from and after the Petition Date (the "Remaining Contract Claims"), the NeighborCare Group waives and releases any right to recover and any right to payment under the Contracts arising after the MPAN Petition Date, including, without limitation, claims for unpaid invoices, accounts receivable, late charges, attorneys' fees, liquidated damages for the closure of MPAN facilities, and any cure and compensation required to be paid in connection with the assumption of the Amended and Restated Contracts pursuant to section 365(b)(1)(A) and (B) of the Bankruptcy Code. The MPAN Group agrees to pay the NeighborCare Group for Pharmacy Products and Services actually delivered from and after the Petition Date through the date that the pricing for the Amended and Restated Contracts goes into effect. The pricing for the Amended and Restated Contracts shall go into effect as of the Effective Date for any billings not yet issued and transmitted to the MPAN Group under the Contracts.

                  c. NeighborCare shall withdraw the NeighborCare Motion and shall, for itself and on behalf of the NeighborCare Group, execute and deliver the "Amendment To Claim No. 004773 and Withdrawal of Other Claims of NeighborCare Pharmacy Services, Inc. and Affiliates" in the form annexed hereto as Exhibit "D". The NeighborCare Group agrees (i) to withdraw any other prepetition claims it may have against MPAN or any of its Affiliates including, without limitation, any claims filed against Mariner Health Group or any of its Affiliates whose chapter 11 cases are consolidated under Case No. 00-00215
(MFW), and (ii) not to file or assert against MPAN and its Affiliates any further or additional pre- or post-MPAN Petition Date or claims with respect to the Contracts except for the Remaining Contract Claims as authorized by Paragraph 2.b. of this Agreement if not paid on a timely basis.

         3.       Mutual Release.

                  a. Mutual Release. Except for (i) the general unsecured non-priority claim allowed pursuant to Paragraph 2.a hereof, (ii) the Remaining Contract Claims, and (iii) claims arising under the Amended and Restated Contracts, as of the Effective Date, the NeighborCare Group on the one hand and the MPAN Group on the other hand, hereby release and discharge the other, and their respective successors, representatives, subsidiaries, Affiliates, assigns, agents, officers, directors, employees, shareholders, and attorneys, and each of them, from and waive and relinquish any and all claims, demands, debts, liabilities, obligations, actions, causes of action, suits, sums of money, accounts, reckoning, covenants, contracts, complaints, objections, controversies, agreements, promises and rights whatsoever, whenever and however arising, known or unknown, suspected or unsuspected, contingent or fixed, liquidated or unliquidated, matured or unmatured, in law, equity, or otherwise, which either of them, or any person or entity claiming from, through or under either of them, ever had, now has, or hereafter can, shall, or may have against the other by reason of, arising from, relating to, or in connection with the Contracts and the delivery of Pharmacy Products and Services, including, without limitation, claims for unpaid invoices, accounts receivables, late charges, attorneys' fees, liquidated damages for the closure of MPAN facilities, or the reasonable value of the goods sold and services rendered.

                  b. Subsequently Discovered Claims. In connection with such release, waiver and relinquishment, each Party acknowledges that it is aware that it may hereafter discover claims presently unknown or unsuspected, or facts in addition to or different from those which it now knows or believes to be true, with respect to the matters released herein. Nevertheless, it is the intent of each Party in executing this Agreement fully, finally, and forever to settle and release all such matters, and all claims relative thereto, which exist, may exist or might have existed (whether or not previously or currently asserted in any action) which are the subject of the release granted under Paragraph 3.a hereof.

         4. Payment of Expenses. Each Party hereto shall bear its own legal, accounting, due diligence and other expenses incurred in connection with the preparation and negotiation of this Agreement and the consummation of the transactions contemplated hereby, whether or not the transactions are consummated.

         5. Attorneys' Fees. In the event of any dispute or controversy arising out of this Agreement, including in connection with the interpretation of any term or condition of this Agreement, the enforcement of the Agreement, damages for breach of any provision hereof, or in the situation where any provision of this Agreement is validity asserted as a defense, the prevailing Party shall be entitled to recover costs of suit, including reasonable attorneys' fees, from the other Party in addition to any other available remedy.

         6. Representation By Counsel. The Parties acknowledge that they have been represented by independent legal counsel of their choosing throughout all of the negotiations which preceded the execution of this Agreement, and that each Party has executed this Agreement with the consent and on the advice of such independent legal counsel. This Agreement is a negotiated document. As a result, any rule of construction providing for any ambiguity in the terms of this Agreement to be construed against the draftsperson of this Agreement shall be inapplicable to the interpretation of this Agreement.

         7. Due Authorization. Each Party to this Agreement hereby represents and warrants that (a) such Party is duly authorized to enter into this Agreement without the permission of any third party; and (b) the person purporting to execute this Agreement on behalf of such Party has been duly authorized to execute this Agreement on behalf of and bind such Party; provided, however, that this representation and warranty shall be of no force and effect with respect to matters that require the approval of the MPAN Bankruptcy Court in the MPAN Bankruptcy Case unless and until such approval is obtained.

         8. Entire Agreement; Amendment; Waiver. This Agreement, together with the Exhibits hereto, constitutes the entire understanding among the Parties with respect to the subject matter hereof, superseding all negotiations, all prior discussions, preliminary agreements, representations, warranties, and understandings of the Parties, whether oral, written or implied, as to the subject matter hereof. No supplement, modification, or amendment of this Agreement (including the Exhibits hereto) shall be binding unless executed in writing by all Parties affected thereby.

         9. Limitation on Third-Party Beneficiaries. Except as expressly provided in Paragraph 3.a hereof, no provision contained in this Agreement is intended to confer any rights or remedies under or by reason of this Agreement on any person or entity other than the Parties hereto.

         10. Successors and Assigns. This Agreement shall be binding upon, and shall inure to the benefit of, the Parties and their respective legal representatives, successors and assigns, including any trustee appointed under chapters 11 or 7 of the Bankruptcy Code, and any responsible officer or examiner appointed for any of the Parties.

         11. No Representations or Warranties. Except as expressly set forth in this Agreement, none of the Parties hereto makes any representation or warranty, written or oral, express or implied.

         12. Admissions. Neither this Agreement, nor any of the terms hereof, nor any negotiations or proceedings in connection herewith, shall constitute, be construed as or be deemed to be evidence of any admission on the part of any Party of any liability or wrongdoing whatsoever, or the truth or untruth, or merit or lack of merit of any claim or defense of any Party; nor shall this Agreement, any of the terms hereof, any negotiations or proceedings in connection herewith, any pleading filed in connection with seeking its approval from the MPAN Bankruptcy Court, or any performance or forbearance hereunder, be offered or received in evidence or used in any proceeding against any

Party, or be used in any proceeding, or otherwise, for any purpose whatsoever except with respect to the effectuation and enforcement of this Agreement.

         13. Applicable Law. Except for issues related to the approval of this Agreement by the MPAN Bankruptcy Court, which issues shall be governed by the Bankruptcy Code, this Agreement shall be governed in all respects, including the validity, interpretation and effect, by the laws of the State of Georgia.

         14. Subsequent Events. The terms of any plan of reorganization confirmed by the MPAN Group in the MPAN Bankruptcy Case shall not affect the terms and conditions of this Agreement or any of the Exhibits hereto.

         15. Effective Date. With the exception of Paragraph 16 hereof, which shall be effective immediately, this Agreement is subject to the entry of an order of the MPAN Bankruptcy Court in the MPAN Bankruptcy Case approving this Agreement (including the Exhibits hereto) and authorizing the consummation of the transactions contemplated thereby after notice and an opportunity for a hearing (the "Closing Condition") and shall become effective, and the transactions contemplated hereby shall close, on the first business day that is more than 10 days following the satisfaction of the Closing Condition (the "Effective Date"); provided, however, that if the Bankruptcy Courts enter orders pursuant to Federal Rules of Bankruptcy Procedure 6006(d) so providing, the Effective Date shall occur on the first business day following the satisfaction of the Closing Condition (or such later date as the MPAN Bankruptcy Court may order) so long as a court of competent jurisdiction has not issued a stay pending appeal prior to the Effective Date. In the event of such a stay, the Effective Date shall be the first business day that any such stay pending appeal is dissolved, abrogated, or otherwise rendered unenforceable by a court of competent jurisdiction. If the Closing Condition is not satisfied by November 20, 2001, notwithstanding the Parties' compliance with Paragraph 16 hereof, this Agreement shall be of no further force and effect and the Parties shall be returned to the status quo ante as if this Agreement had not been entered into by the Parties.

         16. Cooperation of the Parties. The Parties agree to seek promptly and use their best efforts to obtain the approval of this Agreement (including the Exhibits hereto) in the MPAN Bankruptcy Case.

         17. Consent To Jurisdiction and Venue. The parties hereto consent to the determination by the MPAN Bankruptcy Court without a jury trial and in a contested matter as a "core proceeding" (as such term is defined in 28 U.S.C. ss. 157 or any successor provision) of any and all disputes concerning this Agreement, including, without limitation, disputes involving the validity, interpretation, effect, or enforcement of this Agreement, and the Parties agree that the MPAN Bankruptcy Court shall be the exclusive forum to hear, determine and enter appropriate orders and judgments regarding all such disputes until the closing of the MPAN Bankruptcy Case, after which any and all disputes arising out of this Agreement shall be adjudicated by any court of competent jurisdiction.

         18. Headings. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience of reference only and do not constitute a part of this Agreement.

         19. Public Announcements. Subject to the requirements of applicable law, and the content of pleadings in the MPAN Bankruptcy Case, the timing and content of any press releases, public announcements, or other public communications concerning this Agreement or the transactions contemplated hereby shall be subject to the mutual agreement of MPAN and NeighborCare.

         20. Counterparts. This Agreement may be executed in two or more counterparts by the Parties, and all such counterparts taken together shall be considered as and construed to be part of a single agreement.

         IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the day and year first above written.



                               NEIGHBORCARE PHARMACY SERVICES, INC.,
                               FOR ITSELF AND AS AUTHORIZED AGENT FOR THE OTHER MEMBERS OF THE NEIGHBORCARE GROUP (AS
                               DEFINED HEREIN)


                               By
                                 -----------------------------------------------

                               Its
                                  ----------------------------------------------


                               MARINER POST-ACUTE NETWORK, INC.,
                               DEBTOR AND DEBTOR IN POSSESSION, FOR ITSELF AND AS AUTHORIZED AGENT FOR THE OTHER MEMBERS OF THE MPAN GROUP (AS DEFINED HEREIN)


                               By
                                 -----------------------------------------------

                               Its
                                  ----------------------------------------------

                       SCHEDULE OF SCHEDULES AND EXHIBITS

Schedule "1"          The NeighborCare Group Claims

Schedule "2"          The Parties Executing The Amended and Restated Contracts

Exhibit "A"           Form of Pharmacy Dispensing Services Agreement

Exhibit "B"           Form of Consultant Pharmacy Agreement

Exhibit "C"           Form of Services Agreement

Exhibit "D"           Form of Claim Withdrawal

                                   SCHEDULE 1

                            CLAIMS FILED ON BEHALF OF

                      NEIGHBORCARE PHARMACY SERVICES, INC.

                  IN THE MARINER POST-ACUTE NETWORK, INC. CASE

                                     CASE                                                     CLAIM          DATE
      MPAN DEBTOR                     NO.             CLAIMANT              CLAIM AMOUNT        NO           FILED
      -----------                   ------      ---------------------      --------------     -----         -------
Mariner Post-Acute                  00-113      NeighborCare Pharmacy      $22,503,000.00      4773         9/15/00
Network, Inc.                                   Services, Inc.

Nightingale East Nursing            00-196      NeighborCare Pharmacy         $331,084.24      8161         9/29/00
Center, Inc.                                    Services, Inc.

Middlebelt Nursing                  00-192      NeighborCare Pharmacy         $279,234.97      8162         9/29/00
Home, Inc.                                      Services, Inc.

Madonna Nursing                     00-190      NeighborCare Pharmacy         $121,966.33      8163         9/29/00
Center, Inc.                                    Services, Inc.

Middlebelt-Hope Nursing             00-193      NeighborCare Pharmacy         $192,029.04      8164         9/29/00
Home, Inc.                                      Services, Inc.

Frenchtown Nursing                  00-148      NeighborCare Pharmacy         $276,968.86      8165         9/29/00
Home, Inc.                                      Services, Inc.

GCI Prince George, Inc.             00-158      NeighborCare Pharmacy         $138,844.02      8166         9/29/00
                                                Services, Inc.

GCI Camellia Care                   00-151      NeighborCare Pharmacy         $102,093.42      8167         9/29/00
Center, Inc.                                    Services, Inc.

GCI Colter Village, Inc.            00-152      NeighborCare Pharmacy         $138,945.45      8168         9/29/00
                                                Services, Inc.

GCI East Valley Medical             00-153      NeighborCare Pharmacy          $76,168.98      8169         9/29/00
& Rehab Center                                  Services, Inc.

GCI Village Green, Inc.             00-162      NeighborCare Pharmacy          $61,095.61      8170         9/29/00
                                                Services, Inc.

Cambridge South, Inc.               00-137      NeighborCare Pharmacy         $222,230.00      8171         9/29/00
                                                Services, Inc.

Cambridge North, Inc.               00-136      NeighborCare Pharmacy         $281,241.77      8172         9/29/00
                                                Services, Inc.

Cambridge East, Inc.                00-135      NeighborCare Pharmacy         $199,834.08      8173         9/29/00
                                                Services, Inc.

Cambridge Bedford, Inc.             00-134      NeighborCare Pharmacy         $237,871.76      8174         9/29/00
                                                Services, Inc.

GCI Springdale Village,             00-160      NeighborCare Pharmacy         $234,617.06      8175         9/29/00
Inc.                                            Services, Inc.

AMS Green Tree, Inc.                00-119      NeighborCare Pharmacy         $339,367.66      8176         9/29/00
                                                Services, Inc.

St. Anthony Nursing                 00-202      NeighborCare Pharmacy         $281,850.53      8177         9/29/00
Home, Inc.                                      Services, Inc.

Living Centers-                     00-186      NeighborCare Pharmacy          $31,537.00      8178         9/29/00
Southeast, Inc.                                 Services, Inc.

Crestmont Health                    00-141      NeighborCare Pharmacy         $342,645.36      8179         9/29/00
Center, Inc.                                    Services, Inc.

Clintonaire Nursing                 00-138      NeighborCare Pharmacy         $562,457.98      8180         9/29/00
Home, Inc.                                      Services, Inc.

                                     CASE                                                     CLAIM          DATE
      MPAN DEBTOR                     NO.             CLAIMANT              CLAIM AMOUNT        NO           FILED
      -----------                   ------      ---------------------      --------------     -----         -------
Mariner Post-Acute                  00-113      NeighborCare Pharmacy      $18,653,395.43      8231         9/29/00
Network, Inc.                                   Services, Inc.

Mariner Post-Acute                  00-113      NeighborCare Pharmacy      $22,503,000.00      8232         9/29/00
Network, Inc.                                   Services, Inc.

GCI Bella Vita, Inc.                00-150      NeighborCare Pharmacy         $185,758.61      8238         9/29/00
                                                Services, Inc.

Hostmasters, Inc.                   00-176      NeighborCare Pharmacy         $103,305.03      8239         9/29/00
                                                Services, Inc.

GCI Palm Court, Inc.                00-157      NeighborCare Pharmacy         $850,804.30      8240         9/29/00
                                                Services, Inc.

American-Cal Medical                00-117      NeighborCare Pharmacy         $510,806.38      8241         9/29/00
Services, In.                                   Services, Inc.

Evergreen Healthcare,               00-147      NeighborCare Pharmacy         $108,986.33      8242         9/29/00
Ltd. L.P.                                       Services, Inc.

Connerwood Healthcare,              00-139      NeighborCare Pharmacy         $242,849.74      8243         9/29/00
Inc.                                            Services, Inc.

GCI Health Care                     00-155      NeighborCare Pharmacy         $192,473.11      8244         9/29/00
Centers, Inc.                                   Services, Inc.

Grancare of South                   00-169      NeighborCare Pharmacy         $460,603.77      8245         9/29/00
Carolina, Inc.                                  Services, Inc.

GCI Wisconsin                       00-163      NeighborCare Pharmacy         $577,698.91      8246         9/29/00
Properties, Inc.                                Services, Inc.

EH Acquisition Corp.                00-143      NeighborCare Pharmacy       $1,048,609.36      8247         9/29/00
                                                Services, Inc.

EH Acquisition Corp. III            00-145      NeighborCare Pharmacy         $327,276.43      8248         9/29/00
                                                Services, Inc.

Grancare of Northern                00-168      NeighborCare Pharmacy           $4,724.68      8249         9/29/00
California, Inc.                                Services, Inc.

Grancare, Inc.                      00-170      NeighborCare Pharmacy       $1,508,378.31      8250         9/29/00
                                                Services, Inc.

AMS Properties, Inc.                00-120      NeighborCare Pharmacy       $3,252,176.85      8251         9/29/00
                                                Services, Inc.

National Heritage Reality           00-195      NeighborCare Pharmacy         $668,630.89      8252         9/29/00
                                                Services, Inc.

EH Acquisition Corp. II             00-144      NeighborCare Pharmacy          $54,998.37      8253         9/29/00
                                                Services, Inc.

GCI Jolley Acres, Inc.              00-156      NeighborCare Pharmacy          $67,119.15      8254         9/29/00
                                                Services, Inc.

GCI Faith Nursing                   00-154      NeighborCare Pharmacy         $101,730.79      8255         9/29/00
Home, Inc.                                      Services, Inc.

HMI Convalescent Care,              00-174      NeighborCare Pharmacy         $109,076.69     Unknown       9/29/00
Inc.                                            Services, Inc.

                                   SCHEDULE 2

                  LIST OF FACILITIES AND CONTRACTING MEMBERS OF
                        THE MPAN AND NEIGHBORCARE GROUPS

CONTRACTING
NEIGHBORCARE                     CONTRACTING
ENTITY                           MPAN GROUP
(PHARMACY)                       ENTITY                      NAME OF FACILITY                               LOCATION
--------------                   -----------------           ----------------                               --------
                                                             CALIFORNIA FACILITIES

NeighborCare of Northern         GRANCARE, INC.              ALMADEN HEALTH AND REHABILITATION CENTER       San Jose, CA
California, Inc. (Lodi)

NeighborCare of Northern         GRANCARE OF NORTHERN        CREEKSIDE HEALTHCARE CENTER                    San Pablo, CA
California, Inc. (Lodi)          CALIFORNIA, INC.

NeighborCare of Northern         GRANCARE OF NORTHERN        DIAMOND RIDGE HEALTH AND                       Pittsburg, CA
California, Inc. (Lodi)          CALIFORNIA, INC.            REHABILITATION CENTER

NeighborCare of Northern         GRANCARE, INC.              DRIFTWOOD HEALTHCARE CENTER - HAYWARD          Hayward, CA
California, Inc. (Lodi)

NeighborCare of Northern         GRANCARE, INC.              DRIFTWOOD HEALTHCARE CENTER - SANTA CRUZ       Santa Cruz, CA
California, Inc. (Lodi)

NeighborCare-TCI,                GRANCARE, INC.              DRIFTWOOD HEALTHCARE CENTER - TORRANCE         Torrance, CA
Inc. (Cerritos)

NeighborCare-TCI,                GRANCARE, INC.              EL RANCHO VISTA HEALTHCARE CENTER              Pico Rivera, CA
Inc. (Cerritos)

NeighborCare of Northern         HMI CONVALESCENT CARE,      EXCELL HEALTH CARE CENTER                      Oakland, CA
California, Inc. (Lodi)          INC.

NeighborCare-TCI,                AMS PROPERTIES, INC.        FLAGSHIP HEALTHCARE CENTER                     Newport Beach, CA
Inc. (Cerritos)

NeighborCare of Northern         GRANCARE, INC.              FLORIN HEALTHCARE CENTER                       Sacramento, CA
California, Inc. (Lodi)

NeighborCare of Northern         GRANCARE, INC.              FREMONT HEALTHCARE CENTER                      Fremont, CA
California, Inc. (Lodi)

CONTRACTING
NEIGHBORCARE                     CONTRACTING
ENTITY                           MPAN GROUP
(PHARMACY)                       ENTITY                      NAME OF FACILITY                               LOCATION
--------------                   -----------------           ----------------                               --------
NeighborCare of Northern         HMI CONVALESCENT CARE,      FRUITVALE HEALTHCARE CENTER                    Oakland, CA
California, Inc. (Lodi)          INC.

NeighborCare of Northern         GRANCARE, INC.              HAYWARD HILLS HEALTH CARE CENTER               Hayward, CA
California, Inc. (Lodi)

NeighborCare-TCI,                AMERICAN-CAL MEDICAL        INGLEWOOD HEALTHCARE CENTER                    Inglewood, CA
Inc. (Cerritos)                  SERVICES, INC.

NeighborCare-TCI,                AMS PROPERTIES, INC.        PALM SPRINGS HEALTHCARE CENTER                 Palm Springs, CA
Inc. (Cerritos)                  (TO BE TRANSFERRED TO
                                 GRANCARE OF NORTHERN
                                 CALIFORNIA, INC.)

NeighborCare of Northern         GRANCARE, INC.              PARKVIEW HEALTHCARE CENTER                     Hayward, CA
California, Inc. (Lodi)

NeighborCare-TCI,                AMERICAN-CAL MEDICAL        SANTA MONICA HEALTHCARE CENTER                 Santa Monica, CA
Inc. (Chatsworth)                SERVICES, INC.

NeighborCare-TCI,                GRANCARE, INC.              SKYLINE HEALTHCARE CENTER - LOS ANGELES        Los Angeles, CA
Inc. (Cerritos)

NeighborCare of Northern
California, Inc. (Lodi)          GRANCARE, INC.             SKYLINE HEALTHCARE CENTER - SAN JOSE            San Jose, CA

NeighborCare-TCI,                AMS PROPERTIES, INC.       TARZANA HEALTH AND REHABILITATION CENTER        Tarzana, CA
Inc. (Chatsworth)

NeighborCare of Northern         HOST MASTER'S INC.         VALE HEALTHCARE CENTER                          San Pablo, CA
California, Inc. (Lodi)

NeighborCare-TCI,                GRANCARE, INC.             VERDUGO VISTA HEALTHCARE CENTER                 La Crescenta, CA
Inc. (Chatsworth)

NeighborCare-TCI,                GRANCARE, INC.             AUTUMN HILLS HEALTHCARE CENTER                  Glendale, CA
Inc. (Chatsworth)

NeighborCare of Northern         GRANCARE OF NORTHERN       SKY PARK GARDENS ASSISTED LIVING CENTER         Sacramento, CA
California, Inc. (Lodi)          CALIFORNIA, INC.

NeighborCare of Northern         GRANCARE OF NORTHERN       MISSION CARMICHAEL HEALTHCARE CENTER            Carmichael, CA
California, Inc. (Lodi)          CALIFORNIA, INC.

CONTRACTING
NEIGHBORCARE                     CONTRACTING
ENTITY                           MPAN GROUP
(PHARMACY)                       ENTITY                      NAME OF FACILITY                               LOCATION
--------------                   -----------------           ----------------                               --------
                                                             COLORADO FACILITIES

NeighborCare-TCI,                GCI CAMELLIA CARE           CAMELLIA HEALTHCARE CENTER                     Aurora, CO
Inc. (Denver)                    CENTER, INC. (FORMERLY
                                 NEW DS, INC.)

NeighborCare-TCI,                GCI BELLA VITA, INC.        RED ROCKS HEALTHCARE CENTER                    Denver, CO
Inc. (Denver)

                                                             ILLINOIS FACILITIES

NeighborCare Pharmacy            EH ACQUISITION CORP. II     BELVIDERE HEALTHCARE CENTER                    Belvidere, IL
Services, Inc. (Elgin)

NeighborCare Pharmacy            EH ACQUISITION CORP. III    CRESTVIEW HEALTHCARE CENTER                    Clinton, IL
Services, Inc. (Monticello)

NeighborCare Pharmacy            EH ACQUISITION CORP. III    DIXON HEALTH CARE CENTER                       Dixon, IL
Services, Inc. (Elgin)

NeighborCare Pharmacy            EH ACQUISITION CORP. III    FLORA HEALTHCARE CENTER                        Flora, IL
Services, Inc. (Monticello)

NeighborCare Pharmacy            NATIONAL HERITAGE           GOOD SAMARITAN HEALTH CARE CENTER              East Peoria, IL
Services, Inc. (Monticello)      REALTY, INC.

NeighborCare Pharmacy            EVERGREEN HEALTHCARE,       LASALLE HEALTHCARE CENTER                      LaSalle, IL
Services, Inc. (Elgin)           LTD., L.P.

NeighborCare Pharmacy            EVERGREEN HEALTHCARE,       LITCHFIELD HEALTHCARE CENTER                   Litchfield, IL
Services, Inc. (Monticello)      LTD., L.P.

NeighborCare Pharmacy            NATIONAL HERITAGE           MONTEBELLO HEALTHCARE CENTER                   Hamilton, IL
Services, Inc. (Bettendorf)      REALTY, INC.

NeighborCare Pharmacy            EH ACQUISITION CORP. II     NATURE TRAIL HEALTH CARE CENTER                Mount Vernon, IL
Services, Inc. (Monticello)

CONTRACTING
NEIGHBORCARE                     CONTRACTING
ENTITY                           MPAN GROUP
(PHARMACY)                       ENTITY                      NAME OF FACILITY                               LOCATION
--------------                   -----------------           ----------------                               --------
NeighborCare Pharmacy            EH ACQUISITION CORP.        ODIN HEALTHCARE CENTER                         Odin, IL
Services, Inc. (Monticello)

NeighborCare Pharmacy            EH ACQUISITION CORP. III    PARKWAY HEALTH CARE CENTER                     Wheaton, IL
Services, Inc. (Elgin)

                                                             MICHIGAN FACILITIES

NeighborCare of                  PHCMI/CAMBRIDGE             BEDFORD VILLA HEALTH CARE CENTER               Southfield, MI
Indiana, Inc. Lansing)           BEDFORD, INC.

NeighborCare of                  PHCMI/CAMBRIDGE             CAMBRIDGE EAST HEALTHCARE CENTER               Madison Heights, MI
Indiana, Inc. (Lansing)          EAST, INC.

NeighborCare of                  PHCMI/CAMBRIDGE             CAMBRIDGE NORTH HEALTHCARE CENTER              Clawson, MI
Indiana, Inc. (Lansing)          NORTH, INC.

NeighborCare of                  PHCMI/CAMBRIDGE             CAMBRIDGE SOUTH HEALTHCARE CENTER              Beverly Hills, MI
Indiana, Inc. (Lansing)          SOUTH, INC.

NeighborCare of                  PHCMI/CLINTONAIRE           CLINTON-AIRE HEALTHCARE CENTER                 Clinton Township, MI
Indiana, Inc. (Lansing)          NURSING HOME, INC.

NeighborCare of                  PHCMI/CRESTMONT             CRESTMONT HEALTH CARE CENTER                   Fenton, MI
Indiana, Inc. (Lansing)          HEALTH CENTER, INC.

NeighborCare of                  PHCMI/HERITAGE NURSING      HERITAGE MANOR NURSING CENTER                  Flint, MI
Indiana, Inc. (Lansing)          HOME, INC.

NeighborCare of                  PHCMI/MIDDLEBELT-HOPE       HOPE HEALTHCARE CENTER                         Westland, MI
Indiana, Inc. (Lansing)          NURSING HOME, INC.

NeighborCare of                  PHCMI/NIGHTINGALE EAST      NIGHTINGALE HEALTHCARE CENTER                  Warren, MI
Indiana, Inc. (Lansing)          NURSING CENTER, INC.

                                                             SOUTH CAROLINA FACILITIES

NeighborCare-TCI,                GRANCARE SOUTH              BROOKVIEW HEALTHCARE CENTER                    Gaffney, SC
Inc. (Charlotte)                 CAROLINA, INC.

NeighborCare-TCI,                GCI FAITH NURSING           FAITH HEALTH CARE CENTER                       Florence, SC
Inc. (Florence)                  HOME, INC.

NeighborCare-TCI,                GRANCARE SOUTH              HALLMARK HEALTHCARE CENTER                     Summerville, SC
Inc. (Georgetown)                CAROLINA, INC.

CONTRACTING
NEIGHBORCARE                     CONTRACTING
ENTITY                           MPAN GROUP
(PHARMACY)                       ENTITY                      NAME OF FACILITY                               LOCATION
--------------                   -----------------           ----------------                               --------
NeighborCare-TCI,                GCI JOLLEY ACRES, INC.      JOLLEY ACRES HEALTH CARE CENTER                Orangeburg, SC
Inc. (Georgetown)

NeighborCare-TCI,                GCI VILLAGE GREEN, INC.     LAKE CITY SCRANTON HEALTHCARE CENTER           Scranton, SC
Inc. (Florence)

NeighborCare-TCI,                GRANCARE SOUTH              OAKBROOK HEALTH AND REHABILITATION CENTER      Summerville, SC
Inc. (Georgetown)                CAROLINA, INC.

NeighborCare-TCI,                GCI PRINCE GEORGE, INC.     PRINCE GEORGE HEALTH CARE CENTER               Georgetown, SC
Inc. (Georgetown)

NeighborCare-TCI,                GCI SPRINGDALE              SPRINGDALE HEALTHCARE CENTER                   Camden, SC
Inc. (Florence)                  VILLAGE, INC.

NeighborCare-TCI,                GRANCARE SOUTH              ST. GEORGE HEALTH CARE CENTER                  Saint George, SC
Inc. (Georgetown)                CAROLINA, INC.

                                                             WISCONSIN FACILITIES

NeighborCare-TCI,                LIVING CENTERS--            PARK MANOR HEALTH CARE CENTER                  Milwaukee, WI
Inc. (Milwaukee)                 SOUTHEAST, INC.

NeighborCare-TCI,                GCI-WISCONSIN               SOUTHPOINTE HEALTH CARE CENTER                 Greenfield, WI
Inc. (Milwaukee)                 PROPERTIES, INC.

                                   EXHIBIT "A"

                 FORM OF PHARMACY DISPENSING SERVICES AGREEMENT

                                   EXHIBIT "B"

                     FORM OF CONSULTANT PHARMACIST AGREEMENT

                                   EXHIBIT "C"

                           FORM OF SERVICES AGREEMENT

                                   EXHIBIT "D"

                           FORM OF WITHDRAWAL OF CLAIM